PROSPECTUS SUPPLEMENT DATED AUGUST 31, 2001     FILED PURSUANT TO RULE 424(B)(3)
TO  PROSPECTUS  DATED  AUGUST  22,  2001            REGISTRATION  NO.  333-62010

                                4,003,310 SHARES

                                  GENUS, INC.
                                  COMMON STOCK

     This prospectus supplement relates to the resale by the selling security holders of up to 2,541,785 shares of our issued and outstanding common stock, and 1,461,525 shares of common stock, which may be issued upon exercise of certain warrants to purchase our common stock.

     This prospectus supplement should be read in conjunction with the prospectus dated August 22, 2001, which is to be delivered with this prospectus supplement.

     Recently Burnham Securities Inc. transferred warrants representing 14,274 shares of common stock to Irwin Silverberg, 7,137 shares of common stock to John
P. Rosenthal, 7,137 shares of common stock to Andrew N. Wiener and 2,000 shares of common stock to Richard Lewisohn, III, which transferees were not specifically named in the prospectus. Prior to this transfer Burnham Securities Inc. had warrants representing 59,096 shares of common stock and after the transfer Burnham has warrants representing 28,548 shares of common stock. The only new selling security holder listed below is Andrew N. Wiener.

The table of selling shareholders in the prospectus is hereby amended to revise the number of shares underlying the warrants owned by Burnham Securities Inc., Irwin Silverberg, John P. Rosenthal and Richard Lewisohn, III and to include Andrew N. Wiener as a selling shareholder. The remainder of the prospectus is unmodified. All information concerning beneficial ownership has been furnished by the selling security holders.

                                                                SECURITIES OWNED
                                                                PRIOR TO OFFERING
                                                        -----------------------------------    SECURITIES      SECURITIES OWNED
                                                                NUMBER                         OFFERED(2)       AFTER OFFERING
                                                        ----------------------                 ----------     --------------------
NAME OF SELLING SECURITY HOLDER                         SHARES        WARRANTS   PERCENT(1)      NUMBER       NUMBER    PERCENT(1)
---------------------------------------------           --------    ----------   ----------    ---------      -------   ----------
SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.(3)          359,896        179,948    2.42          539,844            0         0
SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.(3) .            239,931        119,965    1.61          359,896            0         0
SPECIAL SITUATIONS FUND III, L.P.(3). . . . .            674,806        337,403    4.54        1,012,209            0         0
SPECIAL SITUATIONS CAYMAN FUND, L.P.(3) . . .            224,935        112,467    1.51          337,402            0         0
JAMES GERSON. . . . . . . . . . . . . . . . .             37,000         18,500       *           55,500            0         0
MANGIN FAMILY L.P.(4) . . . . . . . . . . . .             47,800         17,800       *           53,400       12,200         *
JOHN P. ROSENTHAL (5) . . . . . . . . . . . .            172,800         37,000       *          118,137       98,800         *
HAFF PARTNERS L.P.(6) . . . . . . . . . . . .            130,803         25,401       *           76,204       80,000         *
GELFENBEIN FAMILY L.P. (6). . . . . . . . . .            114,500         37,000       *          111,000       40,500         *
ROY R. NEUBERGER. . . . . . . . . . . . . . .             74,000         37,000       *          111,000            0         0
MELANIE CAPITAL (7) . . . . . . . . . . . . .             31,000         15,500       *           46,500            0         0
FORUS INVESTMENTS, INC. (8) . . . . . . . . .             34,500         11,250       *           33,750       12,000         *
RICHARD LEWISOHN III (9). . . . . . . . . . .             11,066          5,533       *           18,599            0         0
JEROME A. YAVITZ. . . . . . . . . . . . . . .             57,000         22,500       *           67,500       12,000         *
IRWIN SILVERBERG (10) . . . . . . . . . . . .            129,600         17,250       *           66,024       95,100         *
ANDREW N. WIENER (11) . . . . . . . . . . . .              2,800          7,137       *            7,137        2,800         *
DELAWARE CHARTER (12) . . . . . . . . . . . .            107,700          7,500       *           22,500       92,700         *
MORTON SEAMAN . . . . . . . . . . . . . . . .             27,000          7,500       *           22,500       12,000         *
BEDFORD OAK PARTNERS, L.P.(13). . . . . . . .            245,000        122,500    1.65          367,500            0         0
BAYSTAR CAPITAL, L.P. 14. . . . . . . . . . .            125,000         62,500       *          187,500            0         0
BAYSTAR INTERNATIONAL, LTD.(14) . . . . . . .             41,666         20,833       *           62,499            0         0
THE TIMKEN LIVING TRUST UAD 9/14/9915 . . . .            111,082         55,541       *          166,623            0         0
BURNHAM SECURITIES, INC. 16 . . . . . . . . .                            28,548       *           28,548            0         0
WELLS FARGO VAN KASPER (17) . . . . . . . . .                           131,538       *          131,538            0         0
TOTAL . . . . . . . . . . . . . . . . . . . .          2,999,885      1,438,114                4,003,310     458,100

*    LESS  THAN  1%  OF  THE  OUTSTANDING  SHARES  OF  COMMON  STOCK.


1    BASED  ON  22,269,117  SHARES  OUTSTANDING  AS  OF  JULY  31,  2001.

2 CONSISTS OF SHARES OF COMMON STOCK AND SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF WARRANTS ISSUED TO THE SELLING SECURITY HOLDERS IN THE PRIVATE PLACEMENT OF MAY 17, 2001.

3 MGP ADVISERS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, IS THE GENERAL PARTNER OF THE SPECIAL SITUATIONS FUND III, L.P., A DELAWARE LIMITED PARTNERSHIP. AWM INVESTMENT COMPANY, INC., A DELAWARE CORPORATION, IS THE GENERAL PARTNER OF MGP AND THE GENERAL PARTNER OF AND INVESTMENT ADVISER TO THE CAYMAN FUND. MG ADVISERS, L.L.C. IS THE GENERAL PARTNER OF AND INVESTMENT ADVISER TO SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P. SST ADVISER, L.L.C. IS THE GENERAL PARTNER OF AND INVESTMENT ADVISOR TO SPECIAL SITUATIONS TECHNOLOGY FUND, L.P. AUSTIN W. MARXE AND DAVID M. GREENHOUSE ARE THE PRINCIPAL OWNERS OF MGP, AWM, MG AND SSTA AND ARE PRINCIPALLY RESPONSIBLE FOR THE SELECTION, ACQUISITION AND DISPOSITION OF THE PORTFOLIO SECURITIES BY THE INVESTMENT ADVISERS ON BEHALF OF THEIR FUND.

4 JOSEPH MANGIN IS THE BENEFICIAL OWNER, WITH VOTING AND INVESTMENT POWER, OF THE SHARES OWNED BY MANGIN FAMILY LP.

5    INCLUDES  5,000  SHARES  OF  COMMON  STOCK  HELD  IN  A  TRUST OF WHICH MR.
     ROSENTHAL IS THE TRUSTEE AND 15,200 SHARES OF COMMON STOCK HELD IN A TRADING ACCOUNT IN WHICH MESSRS. ROSENTHAL AND SILVERBERG EACH OWN A 50% INTEREST. MR. ROSENTHAL, A SENIOR VICE PRESIDENT OF BURNHAM SECURITIES, INC., DISCLAIMS BENEFICIAL OWNERSHIP OF SHARES HELD BY, OR MANAGED IN AFFILIATION WITH, BURNHAM SECURITIES, INC.

6 DREW GELFENBEIN IS THE PRESIDENT OF GLEDROY MANAGEMENT CORP., A DELAWARE CORPORATION. GLEDROY MANAGEMENT CORP. IS THE GENERAL PARTNER OF THE GELFENBEIN FAMILY PARTNERSHIP AND HAFF PARTNERS, WHICH ARE ORGANIZED IN THE STATE OF DELAWARE. DREW GELFENBEIN HAS THE POWER TO ACT AND VOTE ON BEHALF OF THE GLEDROY MANAGEMENT CORP AND CONSEQUENTLY THE GELFENBEIN FAMILY LP AND HAFF PARTNERS L.P.

7 MELVIN MORSE IS THE BENEFICIAL OWNER, WITH VOTING AND INVESTMENT POWER, OF THE SHARES OWNED BY MALANIE CAPITAL.

8 LOU SPEAR IS THE BENEFICIAL OWNER, WITH VOTING AND INVESTMENT POWER, OF THE SHARES OWNED BY FORUS INVESTMENT, INC.

9 MR. LEWISOHN, A SENIOR MANAGING DIRECTOR OF BURNHAM SECURITIES, INC., DISCLAIMS BENEFICIAL OWNERSHIP OF SHARES HELD BY, OR MANAGED IN AFFILIATION WITH, BURNHAM SECURITIES, INC.

10 INCLUDES 30,100 SHARES OF COMMON STOCK HELD IN THE NAME OF CAROL SILVERBERG, MR. SILVERBERG'S WIFE, AND 15,200 SHARES OF COMMON STOCK HELD IN A TRADING ACCOUNT IN WHICH MESSRS. ROSENTHAL AND SILVERBERG EACH OWN A 50% INTEREST. MR. SILVERBERG, A SENIOR MANAGING DIRECTOR OF BURNHAM SECURITIES, INC., DISCLAIMS BENEFICIAL OWNERSHIP OF SHARES HELD BY, OR MANAGED IN AFFILIATION WITH, BURNHAM SECURITIES, INC.

11 INCLUDES 2,800 SHARES OF COMMON STOCK HELD JOINTLY BY ANDREW N. NIENER AND HIS SPOUSE. MR. WIENER, AN ASSOCIATE MANAGING DIRETOR OF BURNHAM SECURITIES, INC., DISCLAIMS BENEFICIAL OWNERSHIP OF SHARES HELD BY, OR MANAGED IN AFFILIATION WITH, BURNHAM SECURITIES, INC.

12 HAROLD J. KRAUS IS THE BENEFICIAL OWNER, WITH VOTING AND INVESTMENT POWER, OF THE SHARES OWNED BY DELAWARE CHARTER.

13 HARVEY EISEN IS THE BENEFICIAL OWNER, WITH VOTING AND INVESTMENT POWER, OF THE SHARES OWNED BY BEDFORD OAK PARTNERS, LP.

14 MICHAEL A. ROTH AND BRIAN J. STARK ARE THE BENEFICIAL OWNERS, WITH VOTING AND INVESTMENT POWER, OF THE SHARES OWNED BY BAYSTAR CAPITAL, L.P. AND BAYSTAR INTERNATIONAL, LTD.

15 WILLIAM R. & JUDY TIMKEN ARE THE BENEFICIAL OWNERS, WITH VOTING AND INVESTMENT POWER, OF THE SHARES OWNED BY THE TIMKEN LIVING TRUST UAD 9/14/99.

16 JON BURNHAM, CEO OF BURNHAM SECURITIES, INC., IS THE AGENT WHO HAS BEEN VESTED WITH THE VOTING AND INVESTMENT POWER OF THE SHARES OWNED BY BURNHAM SECURITIES, INC.

17 ROBERT L. QUIST, MANAGING DIRECTOR OF WELLS FARGO VAN KASPER, IS THE AGENT WHO HAS BEEN VESTED WITH THE VOTING AND INVESTMENT POWER OF THE SHARES OWNED BY WELLS FARGO VAN KASPER.



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES
              AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
                 MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST 31, 2001.